EX-10.46

                     CONTRIBUTION AND DISTRIBUTION AGREEMENT

         THIS CONTRIBUTION AND DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into effective as of December 31, 1997 (the "Effective Date"), by and between NU SKIN INTERNATIONAL, INC., a Utah corporation ("NSI"), and 252nd Shelf Corporation, a recently formed Delaware corporation and a wholly-owned subsidiary of NSI, which is in the process of changing its name to Nu Skin USA, Inc. ("NUSA").

                                    Recitals

         A. NSI has determined it is appropriate and desirable to separate NSI into two companies by contributing certain assets to, and providing for an assumption of certain liabilities by, NUSA, and by distributing to the stockholders of NSI all of the outstanding shares of NUSA. These transactions are are intended to qualify as a reorganization and distribution under Sections 368(a)(1)(D) and 355 of the Code (as defined).

         B. The assets to be contributed to NUSA are to include those associated with the sale and distribution of Nu Skin products within the United States.

         C. The separation and contribution described above are intended to permit NSI to combine its global business operations (i.e., distribution rights for areas outside of the United States) with Nu Skin Asia Pacific, Inc. ("NSAP"). NSI understands that NSAP will not consider an acquisition of NSI's United States business operations, so the transactions described herein are necessary to facilitate a possible sale of NSI's global business operations to NSAP. It is anticipated that the acquisition by NSAP, if consummated, will be structured as a transfer of all outstanding shares of NSI and the other Acquired Entities (as defined) to NSAP (the "Stock Acquisitions"), intended to qualify, at least in part, as a tax-free exchange under Section 351 of the Code.

         D. NSI and NUSA have determined that it is appropriate and desirable to set forth in this Agreement the agreement and understanding between the parties with respect to the subject matter hereof, to provide for the corporate transactions required to effect the above-referenced separation and reorganization, and to establish the terms of such contribution, assumption and distribution.

                                    Agreement

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1 General Definitions. Capitalized terms as used in this Agreement and not defined elsewhere herein shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquired Entities" shall mean NSI and all other affiliated Nu Skin entities around the world, including Nu Skin International Management Group, Inc., but excluding NUSA, Scrub Oak, Ltd., Aspen Investments, Ltd. and the Nu Skin affiliates operating in Canada, Mexico, Guatemala and Puerto Rico.

         "Assumption" shall mean the assumption by NUSA of the NUSA Assumed Liabilities.

         "Assumption of Liabilities and Indemnification Agreement" or "Indemnification Agreement" shall mean the Assumption of Liabilities and Indemnification Agreement in the form attached hereto as Exhibit A, to be executed by NSI and NUSA concurrently with the execution of this Agreement and dated as of the Effective Date.

         "Benefits Agreement" shall mean the Employee Benefits Allocation Agreement in the form attached hereto as Exhibit B to be executed by NSI and NUSA and dated as of the Effective Date. The Benefits Agreement relates to the NUSA Employees who are to become employees of NUSA in connection wtih the Contribution, Assumption and Distribution, and NUSA's obligations with respect to the accrued and ongoing benefits payable to the NUSA employees.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

         "Contribution" shall mean NSI's contribution of the NUSA Acquired Assets to NUSA.

         "Conveyancing and Assumption Instruments" shall mean, collectively, such instruments of transfer, assignment and assumption as may be mutually agreed upon by NSI and NUSA to effect the transfer of the NUSA Acquired Assets to NUSA and the assumption of the NUSA Assumed Liabilities by NUSA in the manner contemplated by this Agreement and the other Transaction Documents.

         "Distribution" shall mean the distribution of all NUSA Shares to the NSI Stockholders as provided in Section 2.4 hereof.

         "Effective Date" shall mean December 31, 1997.

         "Intercompany Agreements" shall mean the Intercompany Agreements in the form attached hereto as Exhibit C, to be executed by NSI, NUSA and certain affiliated entities and dated as of the Effective Date. The Intercompany Agreements relate to the provision of rights, licenses and services to NUSA in connection with NUSA's conduct of the NUSA Acquired Business, including: access to the NSI distribution network; management services to be provided to NUSA; licensing of the right to use the Nu Skin trademarks and trade names; and agreements relating to licensing, sales, and pricing of products to be offered by NUSA through the NUSA Acquired Business.

         "Lease Agreement" shall mean the Lease Agreement in the form attached hereto as Exhibit D, to be executed by NSI and NUSA and certain affiliated entities and dated as of the Effective Date.

         "Liabilities" of any party hereto shall mean all losses, debts, liabilities, damages, obligations, claims, demands, judgments, or settlements of any nature or kind owed by such party, whether accrued or contingent, and including all penalties, costs and expenses (legal, accounting or otherwise) associated therewith.

         "NSAP" shall mean Nu Skin Asia Pacific, Inc., a Delaware corporation.

         "NSI Board"  shall mean the Board of Directors of NSI.

         "NSI Common Stock" or "NSI Shares" shall mean the 1,000,000 currently outstanding shares of NSI Common Stock, $0.01 par value per share.

         "NSI Continuing Business" shall mean the business to be conducted by NSI immediately after giving effect to the Distribution, utilizing the NSI Retained Assets, and including: the business of marketing and distributing of Nu Skin products; managing and licensing the Nu Skin Global Compensation Plan; licensing of the right to use the Nu Skin trademarks and trade names, products and distributor lists; providing management services to local Nu Skin entities; developing new formulas and ingredients for Nu Skin products; and all other businesses conducted by NSI prior to the Effective Date, other than the NUSA Acquired Business.

         "NSI Employees" shall mean all individuals who immediately prior to the Effective Date were employed by NSI and who, after giving effect to the Contribution, Assumption and Distribution, are intended to remain employed by NSI or in the NSI Continuing Business.

         "NSI Retained Assets" shall mean, collectively, all assets of NSI, other than the NUSA Acquired Assets.

         "NSI Retained Liabilities" shall mean each of the Liabilities of NSI, other than the NUSA Assumed Liabilities, all as further described in the Assumption of Liabilities and Indemnification Agreement.

         "NSI Stockholders"  shall mean Blake M. Roney, Nedra Dee Roney,  Sandie
N. Tillotson, R. Craig Bryson, Craig S. Tillotson, Kirk V. Roney, Brooke R. Roney, Steven J. Lund and Keith R. Halls.

         "NUSA Acquired Assets" shall mean, collectively, those assets of NSI which are to be transferred to and acquired by NUSA pursuant to the terms of this Agreement, as identified in Exhibit E attached hereto.

         "NUSA Acquired Business" shall mean the business to be conducted by NUSA immediately after giving effect to the Contribution, Assumption and Distribution, utilizing the NUSA Acquired Assets, including the marketing and distribution of Nu Skin products in the United States as permitted by the Intercompany Agreements.

         "NUSA Assumed Liabilities" shall mean each of the Liabilities of NSI that are to be assumed by NUSA as of the Effective Date, including NUSA's portion of Liabilities that will be jointly assumed by NSI and NUSA, all as provided in the Assumption of Liabilities and Indemnification Agreement.

         "NUSA Board" shall mean the Board of Directors of NUSA.

         "NUSA Common Stock" or "NUSA Shares" shall mean the ten (10) currently outstanding shares of NUSA Common Stock, $100 par value per share. Upon the filing of the NUSA Restated Certificate with the Delaware Secretary of State, a 100,000 for 1 stock split will be implemented, thereby increasing the number of NUSA Shares outstanding to 1,000,000.

         "NUSA Employees" shall mean all individuals who immediately prior to the Effective Date were employed by NSI and who, after giving effect to the Contribution, Assumption and Distribution, are intended to be employed by NUSA, as referenced in the Benefits Agreement.

         "NUSA Restated Certificate" shall mean the Restated Certificate of Incorporation of NUSA, in the form attached hereto as Exhibit F.

         "NUSA Stockholders" shall, immediately after giving effect to the Distribution, mean Blake M. Roney, Nedra Dee Roney, Sandie N. Tillotson, R. Craig Bryson, Craig S. Tillotson, Kirk V. Roney, Brooke B. Roney, Steven J. Lund and Keith R. Halls, and any permitted designees thereof.

         "Stock Acquisitions" has the meaning set forth in the Recitals to this Agreement.

         "Tax Sharing and Indemnification Agreement" shall mean the Tax Sharing and Indemnification Agreement to be executed by NSI and NUSA concurrently with the execution of this Agreement, in the form attached hereto as Exhibit G.

         "Transaction  Documents"  shall  mean  this  Agreement,   the  Benefits
Agreement, the Conveyancing and Assumption Instruments, the Assumption of Liabilities and Indemnification Agreement, the Intercompany Agreements, the Lease Agreement and the Tax Sharing and Indemnification Agreement.

         Section 1.2 Exhibits, Etc. References to an "Exhibit" or to a "Schedule" are, unless otherwise specified, to one of the Exhibits or Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

                                   ARTICLE II.
         CONTRIBUTION, ASSUMPTION, DISTRIBUTION AND RELATED TRANSACTIONS

         Section 2.1 General Description of Transactions.

                  (a) Pursuant to the terms of this Agreement, the Contribution, Assumption and Distribution will be consummated as of the Effective Date, subject to such actions as are to be taken after the Effective Date, as provided herein. Pursuant to the terms and conditions of this Agreement, NSI's entire right, title and interest in and to the NUSA Acquired Assets will be transferred to NUSA, NUSA will assume the NUSA Assumed Liabilities and will indemnify NSI from such Liabilities, and the NUSA Shares will be distributed to the NSI Stockholders. These transactions will result in the separation of NSI's current assets and business into two entities, with NSI continuing to hold the NSI Retained Assets and to conduct the NSI Continuing Business, and with NUSA acquiring the NUSA Acquired Assets, assuming the NUSA Assumed Liabilities, and being entitled to conduct the NUSA Acquired Business. The reorganization and separation contemplated by this Agreement as described above (the "Reorganization") are being effected to facilitate the potential Stock Acquisitions, in a transaction intended to qualify, in part, for United States federal income tax purposes as a tax-free exchange under Section 351 of the Code, while retaining the NUSA Acquired Business for the benefit of the NSI Stockholders. The
         Reorganization is intended to qualify as a reorganization and disposition within the meaning of Sections 368(a)(1)(D) and 355 of the Code.

                  (b) To facilitate the transactions  described  above,  each of
         NSI and NUSA will, concurrently with the execution of this Agreement (or promptly thereafter, as requested by the other party), execute and deliver all of the other Transaction Documents (and/or, where applicable, cause its respective subsidiaries or affiliates to do so).

         Section 2.2 The Contribution.

                  (a) Concurrently with the execution of this Agreement, NSI agrees to, and does hereby, transfer, assign, and contribute to the capital of NUSA, NSI's entire right, title and interest in and to all of the NUSA Acquired Assets, subject to the NUSA Assumed Liabilities.

                  (b) Concurrently with the execution of this Agreement, NSI shall deliver, or undertake to deliver, to NUSA possession of all of the NUSA Acquired Assets.

                  (c) To the extent that NSI has established and maintains separate cash management systems, and maintains separate bank accounts, lock boxes, cash balances and other investments with respect to the NSI Continuing Business and the NUSA Acquired Business, from and after the date hereof, NSI shall be entitled to all such accounts, lock boxes, balances and investments related to the NSI Continuing Business and NUSA shall be entitled to all such accounts, lock boxes, balances and investments related to the NUSA Acquired Business. Following the date hereof, (i) NSI shall, and shall cause its affiliates to, remit to NUSA, no less frequently than weekly, any amounts (net of returned checks and similar items) received by any of them on or after the Distribution which constitute NUSA Acquired Assets and (ii) NUSA shall, and shall cause its affiliates to, remit to NSI, no less frequently than weekly, any amounts (net of returned checks and similar items) received by any of them on or after the date hereof which constitute NSI Retained Assets.

         Section 2.3 The Assumption and Related Matters.

                  (a) In  consideration  for the  transfer  to NUSA of the  NUSA
         Acquired Assets, NUSA agrees to, and does hereby, assume the NUSA Assumed Liabilities and indemnify NSI from obligations relating thereto, in accordance with the terms of this Agreement and the Assumption of Liabilities and Indemnification Agreement.

                  (b) NSI and NUSA shall use their reasonable best efforts to cause all rights and obligations of NSI in respect of the NUSA Assumed Liabilities to be assigned to and assumed by NUSA effective as of the Effective Date.

                  (c) From and after the Effective Date, NSI and NUSA shall use their reasonable best efforts to obtain from each holder or obligee of such NUSA Assumed Liabilities a full release of NSI from any liability or obligation in respect of such NUSA Assumed Liabilities, effective as of the date hereof or as of the earliest possible date.

                  (d) Each of NSI and NUSA  shall  cooperate  with the other and execute such instruments and documents as may be necessary or reasonably requested by the other party in connection with the assignment, assumption and release of any NUSA Assumed liabilities contemplated by this Section 2.3.

                  (e) If and to the extent that NSI and NUSA are unable to obtain the assignment, assumption and release of any NUSA Assumed Liabilities as contemplated by this Section 2.3, as between NSI and NUSA, effective as of the Effectuve Date, NUSA agrees to pay and perform as and when due all liabilities and obligations of NSI in respect of such NUSA Assumed Liabilities, whether arising prior to, on or after the date hereof, and, in the event that for any reason NUSA does not make any such payment or perform any such obligation as and when due or NSI makes any such payment or performs any such obligation, NUSA shall promptly reimburse NSI for all costs and expenses incurred by NSI in connection therewith.

                  (f) Concurrently with the execution of this Agreement, the Tax Sharing and Indemnification Agreement will be executed by the parties named therein in order to implement an allocation of Liabilities for Taxes as provided therein.

         Section 2.4 Distribution of NUSA Shares. Upon the Effective Date, and concurrently with the Contribution and Assumption, the NSI Stockholders shall be entitled to a pro-rata distribution of the NUSA Shares, in accordance with the number of NSI Shares held by each of them. On the Effective Date, NSI shall deliver to Steven J. Lund or Keith R. Halls, as the representative of the NSI Stockholders, the certificate representing the NUSA Shares. NUSA agrees to promptly file the NUSA Restated Certificate with the Delaware Secretary of State. The filing of the NUSA Restated Certificate will effect a 100,000 for 1 split of the outstanding NUSA Shares. Promptly upon such filing, and against the surrender and cancellation of the originally issued certificate representing the pre-split NUSA Shares, NUSA will deliver to each of the NSI Stockholders a certificate representing such NSI Stockholder's proportionate share of the post-split NUSA Common Stock, based on the number of NSI Shares held by such NSI Stockholder. This Distribution will result in one (1) post-split share of NUSA Common Stock being distributed with respect to each outstanding share of NSI Common Stock, as reflected on Exhibit H. As a condition to the delivery of certificates to the NSI Stockholders representing the NUSA Common Stock to which they are entitled as a result of the Distribution, NUSA may require that the NSI Stockholders execute representations regarding the restricted status of the shares being distributed, their investment intent, and otherwise as reasonably requested to establish that the Distribution is conducted in compliance with applicable state and federal securities laws.

         Section 2.5 Businesses to be Conducted.

                  (a) From and after the Effective Date, and after giving effect to the Contribution, Assumption and Distribution, NUSA shall be authorized to carry out and conduct the NUSA Acquired Business, in accordance with the terms of the Intercompany Agreements and the Lease Agreement.

                  (b) From and after the Effective Date, NSI shall continue to conduct the NSI Continuing Business.

                  (c) Except as otherwise specifically provided herein or in any of the Transaction Documents, neither party hereto shall be required to conduct any particular business for any particular period of time, or be restricted from engaging in any line of business in the future.

                  (d) As described in the Benefits Agreement, upon the Effective Date the NUSA Employees shall become employees of NUSA, and NUSA will assume all obligations arising from such employment relationship.

         Section 2.6 Transfers Not Effectuated on Effective Date; Transfers Deemed Effective as of the Effective Date. To the extent that any transfers contemplated by this Article II shall not have been consummated on the Effective Date, the parties shall cooperate to effectuate such transfers as promptly following the Effective Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any assets which by their terms or operation of law cannot be transferred; provided, however, that NSI shall cooperate with NUSA to seek to obtain any necessary consents or approvals for the transfer of all NUSA Acquired Assets contemplated to be transferred pursuant to this Article
II. In the event that the transfer of any NUSA Acquired Assets has not been consummated, from and after the Effective Date, NSI, as the party retaining such NUSA Acquired Assets shall hold such assets in trust for the use and benefit of NUSA (at the expense of NUSA), and take such other action as may be reasonably requested by NUSA, in order to place NUSA, insofar as is reasonably possible, in the same position as would have existed had NSI's interests in such assets been transferred to NUSA as contemplated hereby. As and when any such asset becomes transferable, such transfer shall be effectuated forthwith. The parties agree that, as of the Effective Date, NUSA shall be deemed to have acquired NSI's entire rights, title and interests in and to all of the NUSA Acquired Assets, together with all powers and privileges incident thereto and all duties, obligations and responsibilities incident thereto, which NUSA is entitled to acquire or required to assume pursuant to the terms of this Agreement.

         Section 2.7 Further Actions to Facilitate Transactions.

                  (a) From and after the date hereof, each party hereto shall execute all other documents and take all other actions as may be reasonably requested by the other party to fully effect and confirm the transfer and assignment of NSI's rights, title and interests in and to the NUSA Acquired Assets to NUSA, to carry out and perform their respective obligations under the Transaction Documents, and to effect the transactions contemplated by the Transaction Documents. All such actions shall be at the expense of the requesting party. As provided elsewhere herein, the parties understand and acknowledge that the NUSA Acquired Assets are being transferred to NUSA "as is, where is," without representation or warranty. Furthermore, NUSA shall bear the economic and legal risk that any conveyances of such assets shall prove to be insufficient or that NUSA's title to any such assets shall be other than good and marketable and free from encumbrances.

                  (b) NUSA will promptly file the NUSA Restated Certificate with the Delaware Secretary of State, to effect the change of NUSA's name to NU Skin USA, Inc., to increase the number of shares NUSA is authorized to issue, to include language limiting the liability of NUSA directors, and to provide for a 100,000 for 1 stock split, all as reflected in Exhibit F. As a result of such stock split, which will be implemented effective upon the filing of the NUSA Restated Certificate, the number of NUSA Shares outstanding will be increased to a total of 1,000,000, thereby facilitating the pro-rata Distribution to NSI Stockholders as described in Section 2.4 above. As a result of the Distribution, the post-split NUSA Shares will be held by the NSI Stockholders as set forth in Exhibit H.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representations of NSI. NSI hereby represents and warrants to NUSA as follows:

                  (a) NSI has all  requisite  corporate  power and  authority to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by NSI have been or will be duly and validly approved or ratified by the requisite vote of the NSI Board and NSI Shareholders, and authorized by all other necessary action on the part of NSI. This Agreement has been duly and validly executed and delivered by NSI, and is the valid and binding obligation of NSI, enforceable against NSI in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other laws affecting the rights of creditors generally, and by general equitable principles, whether enforcement is sought in an action at law or in equity.

                  (b) No consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any governmental authority or person is required on the part of NSI in connection with the valid execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except as otherwise specifically referenced herein.

                  (c) The execution and delivery of this Agreement by NSI and the performance by NSI of its obligations hereunder do not and will not: (i) conflict with, violate, result in a breach of, or default under NSI's Certificate of Incorporation or Bylaws; (ii) violate any provision of any applicable laws, rules, regulations, or orders applicable to NSI, the violation of which would be reasonably likely to result in a material adverse effect on the business or financial condition of NUSA, or (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time or elections of any third parties, or any combination thereof), or accelerate or permit the acceleration of a material performance required by, any order, instrument or agreement to which NSI is a party, the conflict, violation, breach, default or acceleration of which would be reasonably likely to result in a material adverse effect on the business or financial condition of NUSA.

                  (d)  The  NSI  Shares   constitute   all  of  the  issued  and
         outstanding securities of NSI, and the NSI Shares are held by the NSI Stockholders in the amounts indicated on Exhibit H attached hereto.

                  (e) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN ANY TRANSACTION DOCUMENT, NSI'S RIGHT, TITLE AND INTEREST IN AND TO THE NUSA ACQUIRED ASSETS ARE BEING TRANSFERRED TO NUSA HEREUNDER "AS IS, WHERE IS," WITHOUT REPRESENTATION OR WARRANTY AS TO CONDITION, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN ANY OTHER TRANSACTION DOCUMENT, NSI IS NOT REPRESENTING OR WARRANTING IN ANY WAY (A) AS TO THE VALUE OR FREEDOM FROM ENCUMBRANCE OF, OR ANY OTHER MATTER CONCERNING, ANY OF THE NUSA ACQUIRED ASSETS, OR (B) AS TO THE LEGAL SUFFICIENCY OF THE EXECUTION, DELIVERY AND FILING OF THIS AGREEMENT OR ANY OTHER
         TRANSACTION DOCUMENT TO CONVEY TITLE TO ANY PARTICULAR ASSET, INCLUDING, WITHOUT LIMITATION, ANY CONVEYANCING AND ASSUMPTION INSTRUMENTS.

         Section 3.2 Representations of NUSA. NUSA hereby represents and warrants to NSI as follows:

                  (a) NUSA has all  requisite  corporate  power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by NUSA have been or will be duly and validly approved or authorized by the NUSA Board and authorized by all other necessary action on the part of NUSA. This Agreement has been duly and validly executed and delivered by NUSA, and is the valid and binding obligation of NUSA, enforceable against NUSA in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other laws affecting the rights of creditors generally, and by general equitable principles, whether enforcement is sought in an action at law or in equity.

                  (b) No consent, approval or authorization of, or filing of any certificate, notice, application, report or other document with, any governmental authority or person is required on the part of NUSA in connection with the valid execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except as otherwise specifically referenced herein.

                  (c) The execution and delivery of this Agreement by NUSA and the performance by NUSA of its obligations hereunder do not and will not: (i) conflict with, violate, result in a breach of, or default under NUSA's Certificate of Incorporation or Bylaws; (ii) violate any provision of any applicable laws, rules, regulations, or orders applicable to NUSA, the violation of which would be reasonably likely to result in a material adverse effect on the business or financial condition of NSI, or (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time or elections of any third parties, or any combination thereof), or accelerate or permit the acceleration of a material performance required by, any order, instrument or agreement to which NUSA is a party, the conflict, violation, breach, default or acceleration of which would be reasonably likely to result in a material adverse effect on the business or financial condition of NSI.

                  (d) The NUSA Shares constitute all of the issued and outstanding securities of NUSA. Immediately prior to the Effective Date, all of the NUSA Shares were held by NSI. Upon the filing of the NUSA Restated Certificate, 1,000,000 NUSA shares will be issued and outstanding.

                                   ARTICLE IV
                       ACCESS TO INFORMATION AND SERVICES

         Section 4.1 Provision of Corporate Records.

                  (a) As soon as practicable following the Effective Date, NSI shall arrange for the delivery, at NUSA's cost, to NUSA of existing corporate records in NSI's possession relating to the NUSA Acquired Business, including all licenses, leases, agreements, litigation files and filings with federal, state, local or foreign governments or governmental or regulatory agencies or authorities, except to the extent such items are already in the possession of NUSA or on premises included in the NUSA Acquired Assets. Such records shall be the property of NUSA, but shall be available to NSI for review and duplication until NSI shall notify NUSA in writing that such records are no longer of use to NSI. NSI may also retain copies of any of such records relating to actions commenced against NSI. To the extent such documents relate both to the NUSA Acquired Business and the NSI Continuing Business, NSI shall deliver, at NUSA's cost, copies of such documents to NUSA.

                  (b)  The   originals   of  any  other   documents   containing
         information  with  respect  to  NSI  (including  accounting,   tax  and
         financial records) shall be retained by NSI. Copies of any such documents shall be delivered to NUSA, at NUSA's request, in accordance with paragraph (a) hereof. Costs of duplicating such documents shall be allocated 50% to NUSA and 50% to NSI.

         Section 4.2 Access to Information. From and after the Effective Date, NSI shall afford to NUSA and its authorized accountants, counsel and other designated representatives reasonable access and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, `Information') within NSI's possession and shall use reasonable efforts to give to NUSA and its authorized accountants, counsel and other designated representatives access to persons or firms possessing Information, insofar as such access is reasonably required by NUSA and subject to appropriate restrictions for confidential Information. Similarly, NUSA shall afford to NSI and its authorized accountants, counsel and other designated representatives reasonable access and duplicating rights during normal business hours to Information within NUSA's possession and shall use reasonable efforts to give to NSI and its authorized accountants, counsel and other designated representatives access to persons or firms possessing Information, insofar as such access is reasonably required by NSI and subject to appropriate restrictions for confidential Information. Information may be requested under this Article IV for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

         Section 4.3 Reimbursement. Except to the extent otherwise contemplated herein or by any other Transaction Agreement, a party providing Information to the other party under this Article IV shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other direct out-of-pocket expenses as may be reasonably incurred in providing such Information.

         Section 4.4 Retention of Records. Except as otherwise required by law or agreed to in writing, each of NSI and NUSA may destroy or otherwise dispose of any of the Information at any time after the tenth anniversary of this Agreement, provided that, prior to such destruction or disposal, (a) it shall provide no less than 90 days' prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of, and
(b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

         Section 4.5 Confidentiality. Each of NSI and NUSA shall hold, and shall cause its directors, employees, agents, consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (a) in the public domain through no fault of such party or (b) lawfully acquired from other sources by such party), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law.

                                    ARTICLE V
                                  MISCELLANEOUS

         Section 5.1 Complete Agreement; Construction. This Agreement, including the Schedules and Exhibits and the other Transaction Documents and other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         Section 5.2 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Effective Date.

         Section 5.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the principles of conflicts of law thereof.

         Section 5.4 Dispute Resolution. In the event of any controversy or dispute between the parties hereto arising out of or in connection with this Agreement, the parties shall attempt, promptly and in good faith, to resolve any such dispute. If the parties are unable to resolve any such dispute within a reasonable time (not to exceed 90 days), all unresolved disputes arising under this Agreement shall be submitted to mandatory and binding arbitration in Provo, Utah under the then applicable rules of the America Arbitration Association or any successor organization.

         Section 5.5 Attorneys' Fees. The prevailing party in any arbitral proceeding brought by one party against the other(s) and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including its costs and attorneys' fees and arbitral costs.

         Section 5.6 Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

         To NSI:

         Nu Skin International, Inc.
         One Nu Skin Plaza
         75 West Center Street
         Provo, UT  84601
         Attention:  Mr. M. Truman Hunt

         To NUSA:

         Nu Skin USA, Inc.
         One Nu Skin Plaza
         75 West Center Street
         Provo, UT  84601
         Attention: Mr. Richard M. Hartvigsen

         With a copy to:

         Holland & Hart LLP
         215 South State Street
         Suite 500
         Salt Lake City, UT  84111-2346
         Attention: David R. Rudd, Esq.

         Section 5.7 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

         Section 5.8 Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         Section 5.9 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and shall not be deemed to confer upon third parties any remedy, claim, right of reimbursement or other right.

         Section 5.10 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         Section 5.11 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

         Section 5.12 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

         Section  5.13   Counterparts.   This   Agreement  may  be  executed  in
counterparts and each taken together shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                   NU SKIN INTERNATIONAL, INC.

                                   By:
                                   Its:

                                   NU SKIN USA, INC.

                                   By:
                                   Its:

                                    EXHIBIT A

             ASSUMPTION OF LIABILITIES AND INDEMNIFICATION AGREEMENT

                                    EXHIBIT B

                     EMPLOYEE BENEFITS ALLOCATION AGREEMENT

                                    EXHIBIT C

                             INTERCOMPANY AGREEMENTS

                                    EXHIBIT D

                                LEASE AGREEMENT

                                    EXHIBIT E

                     ASSETS TO BE ACQUIRED BY NUSA FROM NSI

                                                                       Estimated
                                                                        Amount
                                                                      ----------
1.  All cash, except $2,750,000 which will be retained
          to pay interest on the S-Notes                              38,518,015
2.  Related party receivables                                          1,381,054
3.  Amounts due from employees                                           377,206
4.  Interest receivable                                                  119,689
5.  Other receivables                                                     84,911
6.  Inventory                                                          2,042,251
7.  Investment in Aspen partnership                                      540,921
8.  Investment in Scrub Oak partnership                                  344,514
9.  679,000 shares of NSAP Stock valued at $18.25 per share
          as of 12/31/97                                              12,391,872
10. Investment in Mountain Pictures venture
         (Martin Anderson)                                                75,000
11. Investment in Global Airwaves venture
         (Kevin Doman and Nathan Ricks)                                  275,000
12. Note receivable from Scrub Oak                                     5,128,666
13. Note receivable from Kevin Doman                                     100,000
14. Other Notes                                                          159,523
                                                                      ----------
                      Total Assets to be transferred to Nu Skin USA   61,538,622
                                                                      ==========

Note: This list reflects assets recorded in the financial records at historical cost. A copy of the financial statements reflecting these assets is attached hereto as Schedule E-1. NUSA will also obtain the rights and licenses required to carry out the NUSA Acquired Business, pursuant to the terms of the Intercompany Agreements.

                                    EXHIBIT F

                   NUSA RESTATED CERTIFICATE OF INCORPORATION

                                    EXHIBIT G

                    TAX SHARING AND INDEMNIFICATION AGREEMENT

                                    EXHIBIT H

                             NSI SHAREHOLDER LISTING

NAME                  NUMBER OF NSI     PERCENTAGE       NUMBER OF POST-SPLIT
                       SHARES HELD       INTEREST      NUSA  SHARES TO BE ISSUED
                                                          IN DISTRIBUTION
                      -------------     ----------     -------------------------
Blake M. Roney           303,334          30.3334               303,334
Nedra Dee Roney          253,333          25.3333               253,333
Sandie N. Tillotson      141,667          14.1667               141,667
Craig Bryson              70,833           7.0833                70,833
Craig S. Tillotson        70,833           7.0833                70,833
Steven J. Lund            50,000           5.0000                50,000
Brooke R. Roney           50,000           5.0000                50,000
Kirk V. Roney             50,000           5.0000                50,000
Keith R. Halls            10,000           1.0000                10,000
                      -------------     ----------     -------------------------
        TOTALS         1,000,000            100%              1,000,000